Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of First Defiance Financial Corp. on Form S-4 of our report dated March 13, 2019 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2018 Form 10-K of United Community Financial Corp., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Cleveland, Ohio

October 9, 2019